UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2009

Trex Company, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-14649	54-1910453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Exeter Drive Winchester, Virginia 22603-8605

(Address of principal executive offices)

Registrant’s telephone number, including area code: (540) 542-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

During the preparation of the Quarterly Report on Form 10-Q for the three-month period ended June 30, 2009, the Company’s management team discovered that, beginning in 2007, the Company incorrectly calculated the valuation allowance related to its deferred tax assets.

In determining the valuation allowance, the Company considered as a source of future taxable income existing taxable temporary differences related to indefinite-lived intangible assets. Because the timing of reversal of these deferred tax liabilities is unknown, they are not a reliable source of recovery of deferred tax assets. The result of these errors is that the valuation allowance for deferred tax assets is understated at December 31, 2007 and each subsequent financial reporting date through March 31, 2009.

As a result of the foregoing, the Company understated reported net loss in 2007 by approximately $1.6 million and overstated net income in 2008 by approximately $0.3 million. The error did not have a material effect on earnings for the three-month period ended March 31, 2009. The combined effect of the misstatements in years 2007 and 2008 and the three-month period ended March 31, 2009 resulted in a cumulative overstatement of net income totaling approximately $1.9 million.

The adjustments referenced herein are all non-cash adjustments and will not affect cash flows. In addition, they will not affect the Company’s tax loss carryforwards.

When the Company’s management team determined that corrections to the financial statements were required, these matters were discussed with both Ernst & Young LLP, its Independent Registered Public Accounting Firm, and the Audit Committee of the Board of Directors of the Company. On July 26, 2009 the Audit Committee reviewed management’s findings and concluded that the error resulted in misstatements in certain of the Company’s financial statements. The misstatements were contained in the financial statements included in the following reports:

Annual Reports on Form 10-K for the years ended December 31, 2007 and December 31, 2008 and Quarterly Reports on Form 10-Q for the periods ending March 31, 2008; June 30, 2008; September 30, 2008; and March 31, 2009.

As a result of the misstatements, the financial statements contained in the reports referenced herein, and any related reports of Ernst & Young LLP, including Ernst & Young LLP’s report on internal control over financial reporting at December 31, 2008, should no longer be relied upon.

The Company intends to file an amended 2008 Annual Report on Form 10-K/A and an amended Quarterly Report on Form 10-Q/A for the three months ended March 31, 2009. In preparing the amended Annual Report on Form 10-K/A, management will also review its conclusions regarding the effectiveness of internal control over financial reporting as of December 31, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREX COMPANY, INC.

Date: July 27, 2009	/s/ Ronald W. Kaplan
Ronald W. Kaplan
President and Chief Executive Officer

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